DIGIRAD NAMES TWO VETERAN HEALTHCARE EXECUTIVES TO BOARD

Steven C. Mendell and Lloyd H. Malchow Join Digirad Board of Directors

POWAY, Calif. – May 20, 2009 – Digirad Corporation (NASDAQ: DRAD) today announced that it has named veteran healthcare executives Steven C. Mendell and Lloyd H. Malchow to its Board of Directors, effective immediately. The addition of Messrs. Mendell and Malchow expands the board to a total of seven members.

“Steve and Lloyd both have the experience and business acumen that will make them immediate contributors to our board and to the strategic advancement of Digirad,” said R. King Nelson, Digirad’s Chairman of the Board of Directors. “Our stated goal is to rapidly return Digirad to a platform of consistent profitability and positive cash flow that will allow us to move to the next stage of growth and strategic development. Steve and Lloyd have the kinds of broad-based expertise in healthcare, operations and business development that will help guide us in this process. We welcome them to our board and look forward to working closely with them.”

Mr. Mendell, 67, has more than 30 years of experience in the management of healthcare-related businesses. From 1999 to 2007 he worked for San Diego-based LMA North America, Inc., and was most recently its President and Chief Executive Officer. LMA, a publicly traded company in Singapore, is a global leader in the manufacture and distribution of medical devices related to air flow and anesthesia needed during surgery and life-saving interventions. Prior to LMA, Mr. Mendell was President and Chief Executive Officer of San Diego-based Prizm Pharmaceuticals.

Mr. Mendell was a member of the Board of Directors of San Diego-based Gensia Inc., a biotechnology company that later merged with Sicor Inc. to become Gensia Sicor (and was later acquired by Teva Pharmaceuticals). He has also been a member of the Board of Directors of the Biotechnology Industry Organization and represented the biotechnology industry on the NASDAQ Corporate Advisory Board. Mr. Mendell is also a former Inc. magazine Entrepreneur of the Year. He has a bachelor’s degree from UC Santa Barbara and a graduate degree in international management from The Thunderbird School of International Management.

Since 1999, Mr. Malchow, 55, has been President and Chief Executive Officer of Aliso Viejo, CA-based SenoRx (Nasdaq: SENO), which develops, manufactures and markets minimally invasive devices for the diagnosis and treatment of breast cancer. From 1993 to 1999, Mr. Malchow held various positions, including Chief Operating Officer, President and Chief Executive Officer, at Foster City, CA-based Penederm, a publicly traded drug delivery company acquired by Pittsburgh, PA-based Mylan Laboratories in 1998.

Mr. Malchow has also held executive positions at Allergan and American Hospital Supply.  At Allergan he held several positions including Corporate Operating Committee Member, Vice President of Sales, Ophthalmology Vice President and General Manager of Skin Care. He currently serves on the Board of Directors of San Clemente, CA-based Rox Medical, a privately-held medical device company that develops products for the treatment of respiratory disease.

Mr. Malchow has a bachelor’s degree from Carroll College, a master’s degree from the University of Maryland and an MBA from Pepperdine University.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the efficacy of Digirad’s centers of influence model, the status of the negotiation of the sale or closure of underperforming hub locations, and the ability to achieve positive cash flow and profitability, drive technology progress and improve services utilization to grow market share. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers’ business conditions, work force, suppliers, business prospects, economic outlook, operational policy or structure, acceptance and use of Digirad’s camera systems and services, reliability, recalls, and other risks detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact: Matt Clawson Allen & Caron 949-474-4300 matt@allencaron.com	Company Contact: Todd Clyde, CEO 858-726-1600 ir@digirad.com

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